EXHIBIT 23.5


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 5, 1999 included in Sanchez Computer Associates, Inc.'s Form 10-K for the year ended December 31, 1998 and included in this Form 10-K of Safeguard Scientifics, Inc., into Safeguard Scientific, Inc.'s previously filed Form S-8 Registration Statements File Nos. 33-41853, 33-48579, 33-48462, 2-72362, 33-72559 and 33-72560.

/s/ Arthur Andersen LLP


Philadelphia, Pa.,
  March 29, 1999



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sanchez Computer Associates, Inc.:

We have audited the consolidated balance sheet, which is not presented herein, of Sanchez Computer Associates, Inc. (a Pennsylvania corporation) and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended, which are also not presented herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sanchez Computer Associates, Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
 February 5, 1999